EXHIBIT 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Alternative Construction Company, Inc., filed with the Securities and Exchange Commission on Form SB-2, for the registration of 4,153,674 shares of its common stock, and to the inclusion in said Registration Statement of our report dated March 29, 2005 and March 31, 2006, with respect to the consolidated financial statements of Alternative Construction company, Inc. and Subsidiaries.




                                /s/ LIEBMAN GOLDBERG & DROGIN LLP

                                CERTIFIED PUBLIC ACCOUNTANTS

                                Garden City, New York

                                September 12, 2006